Exhibit 99.1

                               THIRD AMENDMENT TO
                      RESTATED LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO RESTATED LOAN AND SECURITY AGREEMENT ("Third Amendment") is entered into this 15th day of January, 2009, between Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 ("Lender") as secured party, and Alanco Technologies, Inc. ("ATI"), an Arizona corporation ("Borrower 1"); Excel/Meridian Data, Inc. ("EMD"), an Arizona corporation ("Borrower 2"); Alanco/TSI Prism, Inc. ("TSI"), an Arizona corporation ("Borrower 3"); StarTrak Systems, LLC, a Delaware limited liability company ("Borrower 4"); and Fry Guy, Inc., a Nevada corporation ("Borrower 5"). Borrower 1, Borrower 2, Borrower 3, Borrower 4, and Borrower 5 jointly and severally, individually and collectively, the "Borrower".

RECITALS:

         The parties entered into that Amended and Restated Loan and Security Agreement, dated December 21, 2007, pursuant to which Lender agreed to provide certain funds to Borrower upon the terms and conditions set forth therein, and that First Amendment to Restated Loan and Security Agreement, dated February 26, 2008, and that Second Amendment to Restated Loan and Security Agreement, dated August 22 2008 amending the Amended and Restated Loan and Security Agreement. The Amended and Restated Loan and Security Agreement as previously amended by the First Amendment and the Second Amendment is herein referred to as the "Agreement." The parties wish to modify the Agreement in certain respects as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions. The following subparagraph of Section 1 of the Agreement corresponding to the subparagraph number set forth below shall be amended by substituting the definition set forth below for the corresponding term identified:

                  1.8 "Credit Limit" shall mean Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00). ATI shall have the right to reduce the Credit Limit in any multiple of $100,000 from time-to-time upon thirty (30) days notice to Lender. Further, Lender shall have the right to reduce the Credit Limit to any amount equal to or in excess of $1,500,000 upon ninety (90) days written notice to ATI. Notwithstanding anything contained herein to the contrary, the Credit Limit shall be reduced to $2,500,000 upon the earliest to occur of the following:

                  (a) The sale by ATI of any material portion of its assets,

                  (b) By 15% of the receipts from the TSI DRO Project as the same are received,

                  (c) If not sooner paid, $375,000 shall be paid on or before September 30, 2009, or

                  (d) If not sooner paid $375,000 shall be paid on or before March 31, 2010.

2. Section 2.1 of the Agreement shall be amended to read as follows:

                  2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Lender shall lend to Borrower at Borrower's request an amount up to the Credit Limit. If at any time for any reason, the amount of Indebtedness owed by Borrower to Lender pursuant to this
         Section 2.1 of this Agreement is greater than the aggregate amount available to be drawn under this Section 2.1, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Notwithstanding anything to the contrary herein, the amount drawn under this Agreement by Borrower shall not be less than the sum of $2,500,000 at any time during the term of this Agreement without Lender's written consent. Provided, however, in the event that either Lender or ATI exercises its right to reduce the Credit Limit in accordance with section 1.8 hereof, then the amount drawn under this Agreement shall not be less than the revised Credit Limit at any time thereafter without the Lender's written agreement.

3. Borrower agrees that (a) except as expressly provided herein to the contrary, this Third Amendment shall not modify the Agreement as previously amended, (b) all of the collateral described in the Agreement shall remain in all respects subject to the lien or charge of the security interest set forth in the Agreement, and (c) nothing contained herein and nothing done pursuant hereto, shall effect or be construed as affecting the lien or charge of said security interest, or the priority thereof over other liens or charges, or as releasing or affecting the liability of any party or parties who may now or hereafter be liable under or on account of the Agreement. The provisions of this Third Amendment are modifications only and except as provided herein all of the terms and conditions of the Agreement as previously amended remain in full force and effect and the parties hereto ratify and confirm the security, priority and enforceability of the Agreement, as expressly modified by this Third Amendment.

6. This Third Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties. This Third Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed to be effective as of the date first above written.

BORROWERS:

"Borrower l":
Alanco Technologies, Inc., an Arizona Corporation

By: ____________________________________
    Robert R. Kauffman, Chief Executive Officer

"Borrower 2":
Excel/Meridian Data, an Arizona corporation


By: ____________________________________
    Robert R. Kauffman, Chief Executive Officer


"Borrower 3":
Alanco/TSI Prism, Inc., an Arizona corporation


By: ____________________________________
    Robert R. Kauffman, Chief Executive Officer


"Borrower 4":
StarTrak Systems, LLC
a Delaware limited liability company


By: ____________________________________
    Robert R. Kauffman, Manager

"Borrower 5":
Fry Guy, Inc.
a Nevada corporation


By: ____________________________________
    Robert R. Kauffman, Chief Executive Officer


LENDER:

---------------------------------------
DONALD E. ANDERSON

---------------------------------------
REBECCA E. ANDERSON

Trustees of the Anderson Family Trust, UTA dated December 20, 1993